                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-A


                  REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                            BIRMAN MANAGED CARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


        DELAWARE                                         62-1584092
(State of Incorporation                      (IRS Employer Identification No.)
    or Organization)




                 502 GOULD DRIVE                            38506
              COOKEVILLE, TENNESSEE                       (zip code)
    (Address of principal executive offices)





SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

       TITLE OF EACH CLASS                NAME OF EACH EXCHANGE ON WHICH
       TO BE SO REGISTERED                EACH CLASS IS TO BE REGISTERED
       -------------------                ------------------------------





SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

Common Stock, par value $.001 per share

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Item 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

           The description of the securities to be registered hereunder set forth under the caption "Description of Securities" in the preliminary prospectus constituting a part of Amendment No. 3 to the Registrant's Registration Statement (Registration No. 333-11957) filed with the Commission on February 3, 1997, is hereby incorporated herein by reference.

Item 2.    EXHIBITS

           NUMBER   DESCRIPTION
           ------   -----------

           1        Copy of Amendment No. 3 to the Registrant's Registration
                    Statement on Form SB-2 (No. 333-11957).

           4.1      Certificate of Incorporation of Birman Managed Care, Inc.

           4.2      By-Laws of Birman Managed Care, Inc.

           4.3      Form of Representative's Warrant Agreement

           5.1      Specimen of Common Stock Certificate of Birman Managed Care,
                    Inc.



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                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        BIRMAN MANAGED CARE, INC. (Registrant)


                                        By:
                                            -----------------------------------
                                                  David N. Birman, M.D.
                                            Chairman of the Board, President
                                              and Chief Executive Officer


Date:      February 10, 1997


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
                                  EXHIBIT INDEX

   EXHIBIT NO.           DESCRIPTION
   -----------           -----------


       *1                Copy of Amendment No. 3 to the
                         Registrant's Registration Statement on
                         Form SB-2 (No. 333-11957).


      *4.1               Certificate of Incorporation of Birman
                         Managed Care, Inc.


      *4.2               Bylaws of Birman Managed Care, Inc.


      *4.3               Form of Representative's Warrant
                         Agreement


      *5.1               Specimen Common Stock Certificate of
                         Birman Managed Care, Inc.


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*        These exhibits, which are included in the Registration Statement on
         Form SB-2 (Registration No. 333-11957) filed with the Securities and Exchange Commission, are incorporated herein by reference.